UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

VIACOMCBS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	VIACA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	VIAC	The Nasdaq Stock Market LLC
5.75% Series A Mandatory Convertible Preferred Stock, $0.001 par value	VIACP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 9, 2021, ViacomCBS Inc. (“ViacomCBS”) entered into amendment no. 1 (the “Amendment”) by and between ViacomCBS and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), to the amended and restated credit agreement, dated January 23, 2020 (the “Credit Agreement”), among ViacomCBS, the subsidiaries of ViacomCBS designated as borrowers from time to time thereunder, the lenders named therein, the Administrative Agent, Citibank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association, as syndication agents, and Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd. and Morgan Stanley MUFG Loan Partners, LLC, as documentation agents.

The Amendment was entered into pursuant to Section 2.12(b) of the Credit Agreement, which provides, among other things, that if the supervisor for the administrator of the eurocurrency rate (LIBOR) or a governmental authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the eurocurrency rate shall no longer be used for determining interest rates for loans or syndicated loans are currently being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the eurocurrency rate, then the Administrative Agent and ViacomCBS shall establish an alternate rate of interest and shall enter into an amendment to the Credit Agreement to reflect such alternate rate of interest and other related changes as may be applicable. Such amendment shall become effective without any further action or consent of any other party so long as the Administrative Agent does not receive, within 10 business days of the date the amendment is provided to the lenders, a written notice from the required lenders objecting to such amendment. The Administrative Agent has made the determination referred to in Section 2.12(b) with respect to the eurocurrency rate for loans denominated in euros, sterling and yen, and the Administrative Agent and ViacomCBS have entered into the Amendment to the Credit Agreement to replace the eurocurrency rate for loans denominated in euros, sterling and yen with EURIBOR, SONIA and TIBOR-based rates, respectively.

Other than as expressly modified by the Amendment, the Credit Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K by ViacomCBS with the Securities and Exchange Commission on January 23, 2020, remains in full force and effect and is incorporated by reference herein.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Some of the financial institutions party to the Amendment and the Credit Agreement and their respective affiliates have performed, and/or may in the future perform, various commercial banking, investment banking, corporate trust and other financial advisory services in the ordinary course of business for ViacomCBS and its subsidiaries for which they have received, and/or will receive, customary fees and commissions.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment No. 1 to the Credit Agreement, dated as of December 9, 2021, by and between ViacomCBS and the Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOMCBS INC.

By:	/s/ Christa A. D’Alimonte
	Name:	Christa A. D’Alimonte
	Title:	Executive Vice President, General Counsel and Secretary

Date: December 14, 2021